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[BANK ONE CORPORATION Press Release Letterhead]                   Exhibit 99(a)



FOR IMMEDIATE RELEASE                                   Contact: Thomas Kelly
                                                                 (312) 732-7007

                  BANK ONE COMMENTS ON SECOND QUARTER EARNINGS

CHICAGO, June 5, 2001 - Bank One Corporation's (NYSE: ONE) second quarter 2001 earnings are likely to equal or slightly exceed its first quarter earnings, Chairman and Chief Executive Officer James Dimon said today at the Sanford C. Bernstein 17th Annual Strategic Decisions Conference. The Corporation earned 58 cents per share in the first quarter of 2001.

He cited continued credit deterioration and the company's decision to reduce credit exposure through voluntary loan sales. He also pointed out that the quarter is not yet complete and that results still could be affected by factors such as loan sales, interest rates and equity investment valuations.

Bank One Corporation is the nation's fifth-largest bank holding company, with assets of more than $270 billion. Bank One offers a full range of financial services to commercial and business customers and consumers. It can be found on the Internet at www.bankone.com.

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